THIS DOCUMENT IS A COPY OF THE EXHIBIT 10.70 FOR THE 10Q FILED ON MAY 15, 1996, PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.


May 13, 1996


Mr. Michael Thomas
Vice President and Chief Financial Officer
Biosys
10150 Old Columbia Road
Columbia, MD 21046-1704



Re: Lease Agreement Between Biosys and Venture Lending & Leasing, Inc., dated December 21, 1994



Dear Mike:

VLLLI will waive the financial covenants in Paragraphs 24 (d), (e) and (f) of the above referenced agreement and any existing amendments to them through June 30, 1996. This waiver is specifically conditioned upon the continued waiver through the same period by Imperial Bank of its financial covenants with Biosys.



Sincerely

Ronald W. Swenson


2010 North First Street. Suite 310 - San Jose, CA 95131
 - (408) 38-8577 - Fax (408) 36-8625